Exhibit 3.138

CERTIFICATE OF FORMATION

OF

SATURN EASTERN NEWCO LLC

This Certificate of Formation of Saturn Eastern Newco LLC (the “LLC”), dated December 5, 2014, is being duly executed and filed by Brian J. Lewis, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Saturn Eastern Newco, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Brian J. Lewis
Name:	Brian J. Lewis
Title:	Authorized Person
As Agent-in-Fact for Saturn Eastern Newco LLC

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

NAI SATURN EASTERN LLC

WITH AND INTO

SATURN EASTERN NEWCO LLC

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The surviving limited liability company is Saturn Eastern Newco LLC, a Delaware limited liability company, and the name of the limited liability company being merged into this surviving limited liability company is NAI Saturn Eastern LLC, a Delaware limited liability company.

SECOND: The Merger Agreement has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company shall be changed to “NAI Saturn Eastern LLC”.

FOURTH: The Merger shall become effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: An executed copy of the Merger Agreement is on file at the office of the surviving limited liability company located at 5918 Stoneridge Mall Rd, Pleasanton, CA 94588.

SIXTH: A copy of the Merger Agreement will be furnished by the surviving limited liability company, on request and without cost, to any member of either of the constituent limited liability companies.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 30th day of January, 2015.

SATURN EASTERN NEWCO LLC

By:	SAFEWAY INC., its Managing Member

By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President
Secretary & General Counsel

[Signature Page to Certificate of Merger (NAI Saturn Eastern LLC)]